Exhibit 4.21

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 20, 2018, among PAR PETROLEUM, LLC, a Delaware limited liability company (the “Company”), PAR PETROLEUM FINANCE CORP., a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereto (the “Guarantors”), and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”) and as collateral trustee (the “Collateral Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers, the Guarantors, the Trustee and the Collateral Trustee have heretofore executed an indenture, dated as of December 21, 2017 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 7.750% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Sections 4.09 and 4.12 of the Indenture permit the incurrence of Pari Passu Notes Lien Indebtedness by the Company and its Restricted Subsidiaries;

WHEREAS, the definition of Pari Passu Notes Lien Indebtedness in Section 1.01 of the Indenture (i) uses the capitalized term “Stated Maturity” before the word “date” and (ii) uses the word “longer” instead of the word “later”, which usages create ambiguity in the interpretation of the definition of Pari Passu Notes Lien Indebtedness;

WHEREAS, Section 9.01 of the Indenture permits the Trustee, the Issuers and the Guarantors to amend or supplement the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the Trustee and the Collateral Trustee mutually covenant and agree as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Amendment. The definition of Pari Passu Notes Lien Indebtedness in Section 1.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Pari Passu Notes Lien Indebtedness” means (a) any Pari Passu Lien Hedge Agreements, and (b) any Additional Notes and any other Indebtedness that has a stated maturity date that is later than the Notes and that is permitted to have Pari Passu Lien Priority relative to the Notes and the Subsidiary Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Security Documents in the form provided therein.

3.    Notices. The address for notices or communication to the Issuers, the Parent and/or any Guarantor in Section 13.02 of the Indenture is hereby replaced with the following address:

If to the Issuers, the Parent, and/or any Guarantor:

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

Facsimile: (832) 518-5203

Attention: General Counsel

With a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Facsimile: (713) 226-6249

Attention: E. James Cowen

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The rights, protections and indemnities provided to the Trustee and Collateral Trustee under the Indenture shall apply to any action (or inaction) of the Trustee and Collateral Trustee in connection herewith, including in connection with the execution and delivery of this Supplemental Indenture.

5.    New York Law to Govern; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

8.    The Trustee and the Collateral Trustee. Neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUERS:

PAR PETROLEUM, LLC

By:	/s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

PAR PETROLEUM FINANCE CORP.

By:	/s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

Signature Page to First Supplemental Indenture

GUARANTORS: PAR HAWAII, INC. HIE RETAIL, LLC PAR HAWAII REFINING, LLC PAR WYOMING HOLDINGS, LLC HERMES CONSOLIDATED, LLC WYOMING PIPELINE COMPANY LLC

By:	/s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

MID PAC PETROLEUM, LLC PAR HAWAII SHARED SERVICES, LLC PAR WYOMING, LLC

By:	/s/ William Monteleone
Name: William Monteleone
Title: Vice President

Signature Page to First Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Collateral Trustee

By:	/s/ Shawn Goffinet

Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page to First Supplemental Indenture